SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      December 18, 2001


                     BrandAid Marketing Corporation
             (Exact name of Registrant as specified in charter)


Delaware                        0-28772                     35-1990559
(State or other jurisdiction  (Commission                (I.R.S. Employer
of incorporation)             File Number)              Identification No.)


1715 Stickney Point Rd, Suite A-12
Sarasota, Florida                                                34231
(Address of principal executive offices)                       (Zip Code)


                             (941) 953-6168
                        (Registrant's telephone number,
                          including area code)


                         Salient Cybertech, Inc.
         1999 Lincoln Drive, Suite 202, Sarasota, Florida  34236
  (Former Name and Address of Registrant if Changed Since Last Report)



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ITEM 5.            OTHER EVENTS

Special Meeting of Shareholders

      At a Special Meeting of Shareholders held on December 14, 2001, at which a quorum consisting of 11,395,887 votes was present in person or by proxy. The following resolutions were passed:

      (1)   The name of the Corporation was changed to "BrandAid
Marketing Corporation". The resolution for the name change was passed unanimously.

      (2) Effective on December 24, 2001, there would be a 1 for 20 reverse stock split of the common shares of the Corporation.
This resolution passed with 11,388,687 votes for the resolution, 1,200 against it, and 6,000 votes abstaining.

      As a result of the Resolutions passed at the Special Meeting the new Name of Salient Cybertech, Inc. is BrandAid Marketing
Corporation.

      The new address of the Corporation is 1715 Stickney Point Rd, Suite A-12, Sarasota, Florida 34231. The Corporation's phone number remains unchanged, and is 941-953-6168. The number for receiving facsimile transmissions has changed to 941-349-1337.

      Effective December 24, 2001, there will be a 1 for 20 reverse split of the common shares of the Corporation. Based on the information supplied by the Depository Trust Corporation (DTC), after the reverse split the public float will be 286,046 shares.


      Effective December 24, 2001, the Stock Symbol for the Corporation will be BAMK.


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SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:		December 17, 2001

                                                   Salient Cybertech, Inc.


                                                   By: /s/Paul Sloan
                                             --------------------------------
                                                   Paul Sloan, President
                                                         and Director

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